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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





We hereby consent to the use in the Form 10K Annual Report of International Mercantile Corporation and Subsidiaries for the year ending December 31, 1996, our report dated May 16, 1997, relating to the consolidated financial statements of International Mercantile Corporation and Subsidiaries which appear in such Form 10K.





                                        /s/ WEINBERG & COMPANY, P.A.
                                        WEINBERG & COMPANY, P.A.
                                        F/K/A WEINBERG, PERSHES & COMPANY, P.A.
                                        Certified Public Accountants



Boca Raton, Florida
July 14, 1997